SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 27, 2002

                       FIRST NIAGARA FINANCIAL GROUP, INC.
               (Exact Name of Registrant as Specified in Charter)

           Delaware                   0-23975                    16-1545669
(State or Other Jurisdiction     (Commission File No.)        (I.R.S. Employer
      of Incorporation)                                      Identification No.)


6950 South Transit Road, P.O. Box 514, Lockport, New York          14095-0514
(Address of Principal Executive Offices)                           (Zip Code)

Registrant's telephone number, including area code:  (716) 625-7500



                                 Not Applicable
          (Former name or former address, if changed since last report)



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Items 1, 2, 3, 4, 6, 8 and 9:                        Not Applicable.


Item 5.           Other Events

         On December 27, 2002, First Niagara Financial Group, Inc. (the "Company") issued a press release disclosing that orders for approximately 11,000,000 shares of common stock had been received in the subscription and community offering portion of its second step conversion offering, which concluded on December 23, 2002. In addition, the Company announced that Ryan Beck & Co., Inc. had been authorized to proceed with a syndicated community offering of unsold shares of common stock, which offering is expected to commence on or about January 6, 2003. Finally, the Company stated that, subject to market conditions and regulatory approval, it anticipated completing the offering at no more than the midpoint of the offering range. A copy of the press release is filed as exhibit 99.1 to this report.


Item 7.           Financial Statements and Exhibits

(a) Not Applicable.

(b) Not Applicable.

(c) Exhibits.


         Exhibit No.                Description

         99.1                       Press release dated December 27, 2002

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                             FIRST NIAGARA FINANCIAL GROUP, INC.



DATE: December 30, 2002                      By:/s/ William E. Swan
                                                --------------------------------
                                                William E. Swan
                                                Chairman, President and Chief
                                                Executive Officer
                                                (Duly authorized representative)